EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MSC Industrial Direct Co., Inc. (the “Company”) for the fiscal quarter ended March 2, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erik Gershwind, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 10, 2019

By:	/s/ ERIK GERSHWIND
Name:	Erik Gershwind President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to MSC Industrial Direct Co., Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.